UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 29, 2011

BLUE EARTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205
Henderson, NV  89052
(Address of Principal Executive Offices)  (Zip Code)

(702) 263-1808
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02  Unregistered Sale of Equity Securities

(a) On September 29, 2011, Blue Earth, Inc. (the “Company”) completed the sale of $1,000,000 of Units of unregistered securities.  Each Unit consists of: (i) one share of Series A Convertible Preferred Stock (“Preferred Stock”), offered at $10.00 per share convertible into ten shares of Common Stock at $1.00 per share, and (ii) warrants (“Warrants”) to purchase one share of Common Stock for each two shares of Common Stock issuable upon conversion of the Preferred Stock.

The terms and conditions of the Preferred Stock are set forth in the Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock attached hereto as an exhibit (the “Certificate”).  As set forth in the Certificate, the Preferred Stock:

•	pays an eight percent (8%) dividend when paid in cash or a twelve percent (12%) dividend when paid in common stock at the Company’s election;
•
shall be convertible at the Company’s election at $1.00 per share upon the earlier of (i) four (4) years from issuance or (ii) when the Common Stock closing price trades at $3.00 per share for sixty (60) consecutive calendar days;

•	liquidation preference of $10.00 per share plus additional unpaid dividends;
•	votes on an as converted basis with Common Stock as one class; and
•	will register underlying common stock on next available registration statement;

The terms of the Warrants are set forth in the form of warrant, attached hereto as an exhibit.  As set forth in the warrant, the Warrant:

•	Warrant: Each A warrant entitles the holder to receive one common share and a B warrant when the A warrant is exercised. The exercise price is $3.00/share and the expiration date is December 31, 2013.
•
Warrant: Each B warrant entitles the holder to receive one common share and a C Warrant when the B warrant is exercised. The exercise price is $6.00/share and the expiration date three (3) years from the issuance date.

•
Warrant: Each C warrant entitles the owner to receive one common share when the C warrant is exercised. The exercise price is $12.00/share and the expiration date is three (3) years from the issuance date.

Accordingly, the Company issued 100,000 shares of Preferred Stock, with a face value of $10.00 per share and Warrants to purchase 500,000 shares of Common Stock at $3.00 per share.

(b) No underwriter or placement agent was involved in the above referenced sale.  The securities were sold to one individual accredited investor.

(c)  The securities were sold for $1,000,000.  No underwriting discounts or commissions were paid.

(d)  The securities were issued pursuant to the exemption from registration pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.  The exemption was claimed based upon the representations made by the investor in his subscription agreement and questionnaire, the form of which is attached hereto as an exhibit.

(e)  The conversion terms of the Preferred Stock and the exercise terms of the Warrants are set forth in Section (a) above.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

3.1           Certificate of Designations and Preferences for Series A Convertible Preferred Stock.

10.1           Form of Subscription Agreement issued in 2011 Preferred Stock Offering

10.2           Form of Class A Warrant issued in 2011 Preferred Stock Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2011	BLUE EARTH, INC.

By: /s/ Dr. Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: CEO